Exhibit 99.1

BIOLASE Reports First Quarter 2019 Results

–First Quarter U.S. Laser Revenue Increased 18% Year-Over-Year

–First Quarter Operating Loss Decreased 16% Year-Over-Year

IRVINE, Calif., May 9, 2019 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today reported net revenue of $10.3 million for the first quarter ended March 31, 2019, an increase of 3% compared to the first quarter of 2018.

First Quarter Highlights

•	U.S. laser revenue increased 18% year over year
•	U.S. consumables and other revenue increased 4% year over year
•	Model market laser revenue, which includes Southern California and Dallas/Ft. Worth, increased 88% year over year
•	New customer growth, reduced expenses and a favorable change in product mix led to gross margin expansion of almost 400 basis points
•	Operating expenses decreased 4% year over year

“Our improved results for the first quarter reflect the success of our revenue growth and cost savings initiatives, including continued solid execution of our new commercial marketing efforts to increase awareness and expand adoption of our all tissue Waterlase laser,” said Todd Norbe, President and Chief Executive Officer. “We are pleased with the strong success of our two model market campaigns, and we continued to add new customers and increase utilization of our product during the quarter, driving our recurring, higher margin consumables revenue and further improving our gross margin. With this positive momentum and our focus on continued success of our go-to-market initiatives and operational improvements, we continue to feel confident in achieving our goal of becoming EBITDA positive in the fourth quarter of 2019.”

2019 First Quarter Financial Results

Net revenue for the first quarter of 2019 was $10.3 million, an increase of 3%, compared to net revenue of $10.0 million for first quarter of 2018. Excluding the non-core imaging business, revenue for the first quarter of 2019 increased 4% to $9.8 million from $9.4 million for the first quarter of 2018. U.S. laser revenue was $2.6 million for the first quarter of 2019, an 18% increase compared to U.S. laser revenue of $2.2 million for the first quarter of 2018. U.S. consumables and other revenue for the first quarter of 2019, which consists of revenue from consumable products such as disposable tips, increased 4% compared to the first quarter of 2018. Outside the U.S., laser revenue declined 4% to $3.4 million for the first quarter of 2019 compared to $3.5 million for the first quarter of 2018, whereas consumables and other revenue increased 4% year over year.

Gross margin for the first quarter of 2019 was 34%, compared to 30% for first quarter of 2018. The higher gross margin reflects new customer growth, reduced expenses and a favorable change in product mix with an increase in laser sales, which have a higher margin than the Company’s other product offerings, including its non-core imaging products which are being phased out from the Company’s product offering in the second quarter of 2019. Total operating expenses were $7.9 million for the first quarter of 2019 compared to $8.2 million for the first quarter of 2018, a decrease of over 4%. Operating loss for the first quarter of 2019, was $4.4 million, compared to an operating loss of $5.2 million in the first quarter of 2018, a decrease of 16% year over year. Net loss for the first quarter of 2019 was $4.9 million, or $0.23 per share, compared to a net loss of $5.0 million, or $0.25 per share for the first quarter of 2018.

Cash, cash equivalents, and restricted cash totaled $3.3 million as of March 31, 2019.

Subsequent to the end of the first quarter, on May 7, 2019 the Company amended its credit agreement with SWK Funding LLC to increase the total commitment in its term loan from $12.5 million to $15.0 million and to revise certain of the financial covenants. Further details of the amendment will be included in the Company’s Form 10-Q filing for the period ended March 31, 2019 to be filed with the SEC.

Use of Non-GAAP Measures

The Reconciliation of GAAP Net Loss to Non-GAAP Net Loss table at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's non-GAAP net loss and net loss per share.

The non-GAAP net loss for the first quarter of 2019 was $3.2 million, or $0.15 per share compared with a non-GAAP net loss of $4.0 million, or $0.20 per share for the first quarter of 2018.

Conference Call Information

BIOLASE, Inc. will host a conference call today at 4:30 p.m. Eastern Time to discuss its operating results for the first quarter ended March 31, 2019, and to answer questions. For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the U.S./Canada is 877-407-4019. For international participants outside the U.S./Canada, the dial-in number is 201-689-8337. For all callers, refer to the Conference ID 13687240. To access the live webcast, visit the Investor Relations section of the BIOLASE website at www.biolase.com and see “Investor Events”.

An audio archive of the webcast will be available for 30 days on the Investor Relations section of the BIOLASE website.

About BIOLASE

BIOLASE is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including three-dimensional CAD/CAM intra-oral scanners and digital dentistry software. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 255 patented and 73 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times. BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients. BIOLASE's principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold over 39,600 laser systems to date in over 80 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer markets.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc, Instagram at www.instagram.com/waterlase_laserdentistry, and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the Company’s efforts to achieve its goal of becoming EBITDA positive. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE's current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE's current expectations depending upon a number of factors. These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and uncertainties that are described, from time-to-time, in the "Risk Factors" section of BIOLASE's annual and quarterly reports filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President and Chief Financial Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

Tables to Follow

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
Products and services revenue	$10,323	$10,017
License fees and royalty revenue	3	3
Net revenue	10,326	10,020
Cost of revenue	6,804	6,987
Gross profit	3,522	3,033
Operating expenses:
Sales and marketing	3,879	3,891
General and administrative	2,393	3,037
Engineering and development	1,424	1,289
Change in fair value of patent litigation settlement liability	190	—
Total operating expenses	7,886	8,217
Loss from operations	(4,364)	(5,184)
Loss (gain) on foreign currency transactions	43	(207)
Interest expense, net	478	12
Non-operating loss (income), net	521	(195)
Loss before income tax provision	(4,885)	(4,989)
Income tax provision	15	32
Net loss	$(4,900)	$(5,021)

Net loss per share attributable to common stockholders:
Basic	$(0.23)	$(0.25)
Diluted	$(0.23)	$(0.25)
Shares used in the calculation of net loss per share:
Basic	21,134	20,469
Diluted	21,134	20,469

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share data)

	March 31,	December 31,
	2019	2018
	(Unaudited)	(Audited)
ASSETS
Current assets:
Cash and cash equivalents	$2,956	$8,044
Restricted cash	312	312
Accounts receivable, less allowance of $869 and $850 in 2019 and 2018, respectively	11,743	11,112
Inventory	12,023	12,248
Prepaid expenses and other current assets	1,815	1,591
Total current assets	28,849	33,307
Property, plant and equipment, net	1,733	1,975
Goodwill	2,926	2,926
Other assets	302	308
Total assets	$33,810	$38,516

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,894	$5,953
Accrued liabilities	6,713	7,538
Deferred revenue	2,513	2,476
Total current liabilities	15,120	15,967
Deferred income taxes, net	72	77
Warranty accrual	577	447
Other liabilities	162	100
Term loan	10,906	10,836
Total liabilities	26,837	27,427
Stockholders’ equity:
Preferred stock, par value $0.001 per share	—	—
Common stock, par value $0.001 per share	21	21
Additional paid-in capital	229,269	228,430
Accumulated other comprehensive loss	(725)	(670)
Accumulated deficit	(221,592)	(216,692)
Total stockholders’ equity	6,973	11,089
Total liabilities and stockholders’ equity	$33,810	$38,516

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(4,900)	$(5,021)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	258	264
Provision for bad debts, net	19	200
Provision for sales allowance	—	4
Amortization of debt discounts	38	—
Amortization of debt issuance costs	49	7
Stock-based compensation	757	701
Deferred income taxes	(5)	2
Earned interest income, net	(1)	(1)
Change in fair value of patent litigation settlement liability	190	—
Changes in operating assets and liabilities:
Accounts receivable	(650)	186
Inventory	225	(1,103)
Prepaid expenses and other current assets	463	(20)
Accounts payable and accrued liabilities	(1,514)	460
Deferred revenue	37	(441)
Net cash and cash equivalents used in operating activities	(5,034)	(4,762)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(8)	(102)
Net cash and cash equivalents used in investing activities	(8)	(102)
Cash Flows from Financing Activities:
Principal payments under capital lease obligation	—	(46)
Borrowings under lines of credit	—	1,823
Payments of debt issuance costs	—	(74)
Payments of equity offering costs	—	(81)
Proceeds from exercise of stock options	3	2
Net cash and cash equivalents provided by financing activities	3	1,624
Effect of exchange rate changes	(49)	74
Decrease in cash, cash equivalents and restricted cash	(5,088)	(3,166)
Cash, cash equivalents and restricted cash, beginning of period	8,356	11,896
Cash, cash equivalents and restricted cash, end of period	$3,268	$8,730
Supplemental cash flow disclosure:
Cash paid for interest	$430	$—
Cash paid for income taxes	$31	$24
Cash paid for operating leases	$189	$—
Non-cash accrual for capital expenditures	$24	$4
Non-cash right-of-use assets obtained in exchange for lease obligation	$824	$—

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the U.S. (“GAAP”), this press release includes certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents

Non-GAAP net loss is defined as net loss before interest, taxes, depreciation and amortization, and stock-based compensation. Management uses non-GAAP net loss in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)
(In thousands, except per share data)

	Three Months Ended
	March 31,
	2019	2018
GAAP net loss attributable to common stockholders	$(4,900)	$(5,021)
Deemed dividend on convertible preferred stock	—	—
GAAP net loss	$(4,900)	$(5,021)
Adjustments:
Interest expense, net	478	12
Income tax provision	15	32
Depreciation and amortization	258	264
Change in fair value of patent litigation settlement liability	190	—
Stock-based compensation	757	701
Non-GAAP net loss	$(3,202)	$(4,012)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.23)	$(0.25)
Deemed dividend on convertible preferred stock	—	—
GAAP net loss per share, basic and diluted	$(0.23)	$(0.25)
Adjustments:
Interest expense, net	0.02	—
Income tax provision	—	—
Depreciation and amortization	0.01	0.01
Change in fair value of patent litigation settlement liability	0.01	—
Stock-based compensation	0.04	0.04
Non-GAAP net loss per share, basic and diluted	$(0.15)	$(0.20)

BIOLASE, INC.
GAAP Net Revenue Less Imaging Systems
(Unaudited, in thousands)

	Three Months Ended
	March 31,
	2019	2018
Net revenue	$10,326	$10,020
Imaging systems revenue	(552)	(583)
Net revenue excluding imaging systems	$9,774	$9,437